EXHIBIT 22.1

                        SUBSIDIARIES OF COMMUNITY CAPITAL
                        ---------------------------------

                               ALBANY BANK & TRUST
                              FIRST BANK OF DOTHAN
                       COMMUNITY CAPITAL STATUTORY TRUST I
                   COMMUNITY CAPITAL TECHNOLOGY SERVICES, INC.





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